U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 29, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is incorporated by reference from Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2008, Emeritus Corporation (the "Company") refinanced the fixed rate mortgage debt on 18 of its existing properties, which were acquired in connection with the Company's February 2007 purchase of Fretus Investors, LLC ("Fretus").  The original fixed rate loan of $132.0 million, was made pursuant to an Amended and Restated Loan Agreement dated February 28, 2007, by and among Capmark Bank and certain subsidiaries of the Company that owned the communities subject to this financing (the "Original Fretus Loan Agreement"), bore interest at an annual rate of 6.5475%, and was secured by 24 properties.  Of the $132.0 million principal amount of fixed rate debt outstanding under the Original Fretus Loan Agreement, $112.0 million was paid down as part of this refinancing.  The Original Fretus Loan Agreement was amended to provide that: (i) the remaining balance of $20.0 million is secured by five properties, with one property released from the security pool and (ii) the interest rate changed from a fixed rate of 6.5475% to a variable rate equal to LIBOR plus 290 basis points (5.80% at closing), adjusted monthly, but never less than 5.80%.

The new debt of $129.0 million was made pursuant to notes and deeds of trust effective April 25, 2008, between Emeritus and certain of its subsidiaries and Capmark Bank (the "New Fretus Loans").  The New Fretus Loans have  a term of 10 years at a fixed rate of 6.21%, with payments in the first three years of interest only and payments of principal and interest thereafter based on a 30-year amortization period.  The New Fretus Loans were purchased by Freddie Mac and are cross collateralized.  The New Fretus Loans may be prepaid subject to a prepayment penalty based on a defined formula.  The New Fretus Loans contain customary events of default, including payment defaults.

In connection with this transaction, the Company will record a one-time charge of approximately $3.0 million in the second quarter of 2008 related to prepayment penalties and the write-off of unamortized deferred loan fees on the original debt.  The refinance results in an increase in annual interest expense of approximately $536,000.  The Company received approximately $14.4 million in net cash proceeds as a result of this transaction, which will be used for general corporate purposes.

Item 8.01                      Other Events

The Company issued a press release on April 30, 2008, announcing the refinancing of 18 communities.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated April 30, 2008, Emeritus Announces Refinance of 18 Communities.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 2, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President–Finance, Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated April 30, 2008, Emeritus Announces Refinance of 18 Communities.